Exhibit 10.18

EXECUTIVE CHAIRMAN AGREEMENT

This Executive Chairman Agreement (the “Agreement”) is made as of the 10th day of February 2022 (the “Signature Date”) and is by and between Westwater Resources, Inc., a Delaware corporation (the “Company”), and Terence J. Cryan (“Cryan”), each of Company and Cryan is a party and together both are the parties.

WHEREAS, Cryan is presently serving as a Director on and as the Chairman of the Company’s Board of Directors (the “Board”);

WHEREAS, effective as of February 26, 2022 (the “Effective Date”), the Company and Cryan mutually desire to memorialize the terms under Cryan will also serve as the Company’s Executive Chairman; and

NOW, THEREFORE, in consideration for the above recited statement and the mutual promises, agreements, and covenants of the Company and Cryan contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and Cryan hereby agree as follows.

1.Duties and Effort

(a)As of the Effective Date, Cryan shall assume the role of Executive Chairman and as such shall be responsible for taking a principal role in the following Company activities:  business development; oversight of corporate finance; communicating with the capital markets; managing investor relations; coordinating shareholder matters; and such other activities as may be determined mutually by the parties from time to time.  While serving as Executive Chairman, Cryan shall remain a member of the Board, shall serve as its Chairman, and shall remain a member of the Safety and Sustainability Committee.  Cryan is currently serving as a member of and the Chairman of the Nominating and Corporate Governance Committee of the Board but shall step-down from that position on the Effective Date.

(b)Cryan agrees to devote such time as is reasonably and customarily necessary to perform completely his duties to the Company as Executive Chairman.  Cryan shall also perform such duties in accordance with the general fiduciary duty of executive officers arising under the Company’s governing instruments, including its certificate of incorporation, its bylaws, and its corporate governance charters, each as amended or modified from time to time, and as may be required by applicable law, rule, or regulation.

2.Term and Termination

(a)The term of this Agreement shall commence as of the Effective Date and shall continue until either:  (i) the date that Cryan is either no longer serving as a member of the Board (as the same may be renewed with the approval of the Company’s stockholders at an annual general meeting); (ii) upon Cryan’s earlier death or incapacity; or (iii) if the Board decides to transfer Cryan’s responsibilities as Executive Chairman to the Company’s President and CEO.

(b)With or without cause, each of the Board and Cryan may each terminate this Agreement at any time upon 60 days’ written notice, and the Company shall be obligated to pay Cryan the compensation and expenses due up to the date of the termination.

(c)Nothing contained herein or omitted herefrom shall prevent the Board or stockholders of the Company from removing Cryan as permitted under the Company’s certificate of incorporation, its bylaws, and its corporate governance charters, each as amended or modified from time to time, and as may be required by applicable law, rule, or regulation.

3.Employment Relationship

Under this Agreement and as of the Effective Date, Cryan will become an employee of the Company, and any compensation paid to Cryan will be treated in the same manner as compensation paid to other Company employees, including but not limited to the withholding of appropriate federal, state or local taxes.

4.Compensation and Expenses

(a)As of the Effective Date, the Company agrees to pay Cryan $12,500 per month as an employee, which amount is incremental to compensation paid to Cryan as a member of the Board as addressed in Section 4(b) below.  In addition, Cryan shall be eligible, but not required, to participate in all of the Company’s benefits programs as exist now or in the future effective on the first day of the month following the Effective Date, and if so chosen an appropriate amount for such payments (consistent with schedules in effect for the other Company’s officers) shall be withheld by the Company.  Cryan shall not be eligible for any other Company benefits.

(b)Cryan shall continue to be compensated by the Company for service as a Director, as the Chairman of the Board, and as a member of the Safety and Sustainability Committee in accordance with the existing fee structure for those positions that were previously determined by the Board.  As set forth in Section 3 above, Cryan’s compensation under this Section 4(b) shall be treated in the same manner as compensation paid under Section 4(a).

(c)The Company will reimburse Cryan for reasonable, business-related expenses incurred in good faith in the performance of the Executive Chairman’s duties for the Company.

5.Confidentiality and Non-Competition

(a)Cryan acknowledges and agrees that by virtue of his involvement with the business and affairs of the Company, he has developed and will continue to develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and has had access to and will continue to have access to all significant aspects of the business and operations of the Company and to confidential and proprietary information of the Company (collectively “Confidential Information”). Accordingly, Cryan expressly acknowledges and agrees that he will refrain from publicly disclosing Confidential Information or using Confidential Information for any purpose other than for the business of the Company.

(b)During the term of this Agreement and for one (1) year after the termination of this Agreement for any reason, Cryan shall not, directly or indirectly, anywhere within the United States, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become materially interested in (whether as an owner, stockholder, lender, executive, employee, officer or director) any business (other than the Company) which is engaged in or seeking to engage in the business of batteries or graphite mining or processing without first requesting and receiving in writing the permission of the Chair of the Nominating and Corporate Governance Committee of the Board.

(c)The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty, and obligations where such laws provide the Company with any broader, further, or other remedy or protection than those provided herein.

(d)Because the breach or any threatened breach of any of the provisions of this Section 5 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, Cryan expressly agrees that the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 5 and further to a temporary and permanent injunction enjoining such breach or threatened breach, in each case without the necessity of proving damages and without the necessity of posting bond or other security.

(e)Cryan acknowledges that the type and periods of restriction imposed by this Section 5 are reasonably required for the protection of the legitimate interests of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by the parties and are given as an integral part of the transactions contemplated hereby.

6.Indemnification

(a)The Company shall indemnify Cryan as a Director of the Company as well as Executive Chairman to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by Cryan in connection with any action, suit or proceeding to which Cryan may be made a party by reason of his being or having been a Director of the Company and/or Executive Chairman, or because of actions taken by Cryan that were believed by Cryan to be in the best interests of the Company, and that Cryan shall be entitled to be covered by any directors’ and officers’ liability insurance policies which the Company may maintain for the benefit of its directors and officers, subject to the limitations of any such policies.

(b)The Company shall not be obligated to indemnify Cryan as a Director of the Company and/or Executive Chairman against any actions that constitute, in a final decision by a court, an act of gross negligence or willful misconduct or contrary to the general indemnification provisions of the Company’s certificate of incorporation, its bylaws and its corporate governance charters, each as amended or modified from time to time, or as may be required by applicable law, rule or regulation.

7.General.

(a)No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Cryan or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that any such amendment or waiver shall be approved by the Board (with Cryan abstaining). No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b)All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by email message (with receipt confirmed) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

(c)This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Colorado without reference to that state’s conflicts of laws principles. Any legal action involving the validity, interpretation, or breach of the terms of this Agreement shall be brought exclusively in an applicable federal or state courts of the State of Colorado. The parties hereby submit to the exclusive jurisdiction and venue of such courts, and they hereby irrevocably waive, to the fullest extent permitted by law, any objection they may now or hereafter have to the personal jurisdiction or venue of such courts or to any claim of inconvenient forum.

(d)The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Executive Chairman under this Agreement are personal and therefore Cryan may not assign or delegate any duty under this Agreement to anyone but the President and CEO without the prior written consent of the Board (with Cryan abstaining).

(e)The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f)This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(g)If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(h)This Agreement contains the entire understanding and agreement of the parties and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

(i)This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid, and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Executive Chairman Agreement to be duly executed and signed as of the Signature Date.

WESTWATER RESOURCES, INC.	TERENCE J. CRYAN

By: /s/ Karli S. Anderson	By: /s/ Terence J. Cryan

Name: Karli S. Anderson	Name: Terence J. Cryan
Title: Chair, Compensation Committee Board of Directors	Address: 2 Hampshire Road Bronxville, New York 10708
Address: Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	Email: tcryan@concertenergypartners.com
Email: karliandersondenver@gmail.com